Exhibit 8.1

October 5, 2017

Iron Mountain Incorporated

One Federal Street

Boston, MA 02110

Ladies and Gentlemen:

The following opinion is furnished to Iron Mountain Incorporated, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed within one week of the date hereof (the “Current 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-209827 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  We have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s Certificate of Incorporation; (ii) the prospectus supplement dated October 5, 2017 (the “Prospectus Supplement”) to the final prospectus dated February 29, 2016 (as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the offering of shares of common stock of the Company, par value $0.01 per share (the common shares so offered, the “Offered Securities”); (iii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 (the “Form 10-K”); (iv) Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2017 (the “Prior 8-K”); and (v) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2017 and June 30, 2017 (the “Forms 10-Q”).  For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax

Iron Mountain Incorporated

October 5, 2017

Laws”).  No assurance can be given that Tax Laws will not change.  In the discussions with respect to Tax Laws matters in Exhibit 99.1 to the Form 8-K, as supplemented by the discussions in the section of the Prospectus Supplement captioned “Material U.S. federal income tax considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the factual information set forth in the Current 8-K, in the Prior 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Current 8-K, the Prior 8-K, the Form 10-K, the Forms 10-Q and the Registration Statement; and (ii) representations made to us by officers of the Company or contained in the Current 8-K, in the Prior 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Current 8-K, the Prior 8-K, the Form 10-K, the Forms 10-Q and the Registration Statement, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Current 8-K, in the Prior 8-K, in the Form 10-K, in the Forms 10-Q, in the Prospectus, or in the Registration Statement, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters in Exhibit 99.1 to the Form 8-K, as supplemented by the discussions in the section of the Prospectus Supplement captioned “Material U.S. federal income tax considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations relevant to holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said discussions represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the offering of the Offered Securities under the Prospectus.  Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding and disposing of the Offered Securities, which may vary

Iron Mountain Incorporated

October 5, 2017

for investors in different tax situations.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Current 8-K, which is incorporated by reference in the Registration Statement, and to the references to our firm in the Prospectus Supplement and the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP